UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36370	59-3553710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14193 NW 119th Terrace Suite 10 Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 462-2204

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, our compensation committee (the “Committee”) approved corporate goals, which our board of directors ratified, and personal performance goals, including investor relations and financial goals, business and project development goals, which will be used by the Committee to determine, at its discretion, the annual bonus amounts to be paid to our named executive officers.

Consistent with fiscal year 2016, the Committee also approved target bonus amounts as a percentage of base salary for our named executive officers for fiscal year 2017 of up to 55% for Susan B. Washer as President and chief executive officer and up to 35% for the other named executive officers:  Lawrence E. Bullock, chief financial officer; Jeffrey D. Chulay, M.D., Vice President and chief medical officer; Stephen B. Potter, Vice President and chief business officer; and Mark Shearman, Ph. D., chief scientific officer.

The Committee will have the discretion to increase or decrease the amount of any bonus actually paid to any of our named executive officers, based upon its evaluation of our performance and that officer’s performance in fiscal year 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

Date: November 8, 2016	By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

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